EXHIBIT 10.19


                  SECOND AMENDMENT TO LONG-TERM INCENTIVE PLAN


     The Long-Term Incentive Plan adopted by Dollar Thrifty Automotive Group, Inc. ("DTG") on December 11, 1997, as amended by Amendment to Long-Term Incentive Plan adopted by DTG on September 29, 1998 (the "LTIP"), is hereby amended on the Second Amendment Effective Date of May 25, 2000:

     1.   Section 2.1 p) of the LTIP is hereby deleted in its entirety.

     2. Section 2.1 of the LTIP is hereby amended by adding the following new subparagraph dd):

          "dd) "Second Amendment Effective Date" shall mean the date on which a majority of the outstanding voting shares of the Company are voted in favor of the proposal to amend Section 6.3 of the Plan, which such proposal is to be considered at the Annual Meeting of Stockholders of the Company to be held on May 25, 2000 (or any adjournment or adjournments thereof) or at any other duly held meeting or meetings within twelve (12) months after January 26, 2000."

     3. The first two sentences before the proviso in Section 6.3 of the LTIP are hereby deleted in their entirety and replaced with the following:

          "6.3 Subject to the provisions of Section 17, the maximum number of shares available for issuance under the Plan shall be (i) ten percent (10%) of the outstanding shares of Common Stock as of the Second Amendment Effective Date, plus (ii) 2,400,000 shares. As the outstanding shares of Common Stock increase from time to time (which limit shall be determined without considering as outstanding any shares that are the subject of any unexercised options under the Plan or any other option plan of the Company or any shares owned by the Company (other than in a rabbi trust) or any of its Subsidiaries) such shares available for issuance under the Plan shall increase by ten percent (10%);"

     4.   Section 7.1(a)(i) of the LTIP is hereby amended as follows:

          (a) By placing a period after the word "granted" in the fifth line thereof; and

          (b) By deleting the phrase "except that the price of an option granted upon completion of the initial public offering of the Common Stock may be the initial public offering price" in its entirety.

     5. Section 7.3 of the LTIP is hereby amended by deleting the phrase "as of the IPO Date" in the second and third lines thereof and replacing it with "of Common Stock from time to time".

     6.   Section 19.1 of the LTIP is hereby amended as follows:

          (a)  By adding  the following  phrase to the beginning of subparagraph
(a):

               "except as provided in subparagraph (c) below,"

          (b) By deleting the period at the end of subparagraph (b) and replacing it with ";and".

          (c)  By adding the following new subparagraph (c):

               "c)   such   modification, amendment,  suspension  or termination
               shall not effect a reduction in the exercise price of any Option granted by the Committee pursuant to the Plan; and"

          (d)  By adding the following new subparagraph (d):

               "d) Section 19.1(c) of the Plan shall not be amended without the approval of the holders of a majority of the outstanding voting shares of the Company."



                                       -2-